EXHIBIT 4.20

                       DATED THE 30TH DAY OF JANUARY, 2002

                        THE ASHTON TECHNOLOGY GROUP, INC.

                                   ("SELLER")

                                       AND

                             HK WEAVER GROUP LIMITED

                                  ("PURCHASER")

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                             AGREEMENT FOR SALE AND

                               PURCHASE OF SHARES

                           IN RESPECT OF THE SHARES IN

                            KINGSWAY ATG ASIA LIMITED


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THE AGREEMENT is made the 30th day of January, 2002.

BETWEEN
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(1)      THE ASHTON TECHNOLOGY GROUP, INC., a company incorporated under the laws of Delaware, United States of America whose principal business address is situate at 11 Penn Center, 1835 market Street, Suite 420, Philadelphia, PA 19103, USA. (the "SELLER"); and

(2) HK WEAVER GROUP LIMITED, a company incorporated under the laws of British Virgin Islands whose registered address is situate at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (the "Purchaser").

WHEREAS:

(A) The Seller is the beneficial owner of 47,000,000 fully-paid ordinary shares in the issued share capital of Kingsway ATG Asia Limited ("KAA").

(B) KAA is a company incorporated under the laws of the British Virgin Islands and its business address is situate at 5th Floor, Hutchison House, 10 Harcourt Road, Hong Kong.

(C) The Purchaser agrees to purchase from and the Seller agrees to sell his shares in KAA to the Purchaser.

NOW, IT IS HEREBY AGREED as follows:
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1.       INTERPRETATION

1.1 In this agreement, including the schedules, the following words and expressions shall, except where the context otherwise requires, have the following meanings:-

         "BUSINESS DAY" means a day (excluding Saturday and Sunday) on which banks in Hong Kong are open for business throughout their normal business hours;

         "COMPLETION" means completion of the sale and purchase of the Sale Shares in accordance with Clause 5 hereof;

         "COMPLETION DATE" means 30 March 2002;

         "CONDITIONS" means the conditions precedent set out in Clause 4 hereof;

         "GOVERNMENTAL APPROVAL" means any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, certificate, exemption, order, registration, declaration, filing, report or notice of, with, by or to any Governmental Authority;



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                                                     SALE AND PURCHASE AGREEMENT


         "GOVERNMENTAL AUTHORITY" means any nation or government, any international or transnational organ of which two or more nations or governments are members or any state or other subdivision of any of the foregoing;

         "HONG KONG" means the Hong Kong Special Administrative Region of the
         PRC;

         "LAW" means any of (i) constitutions, treaties, statutes, laws (including the common law), codes, rules, regulations, ordinances or orders of any Governmental Authority, (ii) Governmental Approvals or
         (iii) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority;

         "SALE SHARES" means the 47,000,000 fully paid ordinary shares in the issued share capital of KAA legally and beneficially owned by the Seller and registered under their name in KAA's member register;

         "US$" means United States Dollars, the lawful currency of the United States of America;

         "WARRANTIES" means the representations and warranties of the Seller as set out in Clause 6 hereof.

1.2      In this agreement:-

         (a) references to Recitals, Clauses, Sub-clauses, Schedules and Exhibits are to the clauses and sub-clauses of, and the recitals, schedules and exhibits to, this agreement;

         (b) references to any statutory provision or any rule or regulation (whether or not having the force of law) shall be construed as reference to the same as amended, varied, modified, consolidated or re-enacted from time to time and to any subordinate legislation made under such statutory provision;

         (c)  references to parties are to parties of this agreement;

         (d) words importing the singular include the plural and vice versa, words importing one gender include every gender, and references to persons include bodies corporate and unincorporated; and

         (e) headings are for ease of reference only and shall not affect the interpretation of this agreement.

2.       SALE AND PURCHASE OF SHARES
         ---------------------------

2.1 The Seller agrees to sell and the Purchaser agrees to purchase the Sale Shares for the price and upon the terms and conditions contained in this agreement.



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                                                     SALE AND PURCHASE AGREEMENT


2.2 The total price for the Sale Share shall be HK$23,400,000 which shall be paid by the Purchaser to the Seller on or before the Completion Date or such later date agreed by both parties in writing.

2.3 The Purchaser will issue a HK$23,400,000.00 zero-coupon bond ("NOTE") to the Seller and the Seller will accept the Note as full satisfaction of the consideration in Clause 2.2 payable to the Seller by the Purchaser.

3.       NO ENCUMBRANCES
         ---------------

3.1 The Sale Shares shall be sold to the Purchaser free from all charges, liens, encumbrances, equities and other adverse claims and interests together with all rights now and hereafter attaching thereto including the right to all dividends and other distributions hereafter declared, paid or made in respect thereof.

4.       CONDITIONS PRECEDENT
         --------------------

4.1 The obligations of the Purchaser under this agreement to consummate the purchase of the Sale Shares hereunder shall be subject to the satisfaction, at or prior to the Completion Date, of each of the following conditions:

         (a) all of the Warranties made by the Seller in this agreement shall be true and correct as of the Completion Date as if made on and as of the Completion Date; and

         (b) all of the undertakings and obligations that are required of the Seller to be performed or complied with pursuant to this agreement on or prior to the Completion Date shall have been duly performed and complied with.

4.2 The Purchaser may waive all or any of the Conditions in whole or in part at any time by written notice to the Seller.

4.3 The Seller shall use all reasonable endeavours to procure that the Conditions are fulfilled on or before the Completion Date or such later date as the Seller and the Purchaser may agree in writing.

5.       COMPLETION
         ----------

5.1 The sale and purchase of the Sale Shares shall be completed on or before the Completion Date or such later date agreed by both parties in writing.

5.2 The Completion shall occur at such place and time as the Seller and the Purchaser may agree.

5.3 The Seller shall on completion deliver or cause to be delivered to the Purchaser a certified true copy of the resolutions of the board of directors of the Seller approving and authorizing the execution, delivery and performance by the Seller of, and the consummation of the transactions contemplated by, this agreement, the sale of the Sale


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                                                     SALE AND PURCHASE AGREEMENT


         Shares to the Purchaser, the execution and delivery of the brought note(s) and sold note(s) and instrument(s) of transfer in relation to the Sale Shares in favour of the Purchaser or its nominee(s) and other agreements and documents contemplated to be entered into by the Seller hereby.

5.4 Upon completion, all of the Sale Shares shall be sold and purchased simultaneously.

5.5 The Seller shall indemnify and hold harmless the Purchaser and its successors and assigns from and against any and all losses, liabilities, claims, damages, costs and expenses (including, without limitation, any legal cost and expenses incurred in connection with investigating, prosecuting and/or defending any action or proceeding arising therefrom) which the Purchaser may incur or sustain from or as a result of any of the Warranties not being true or correct or any breach of undertaking or covenant by the Seller under this agreement. This indemnity shall be without prejudice to any other rights and remedies of the Purchaser in relation to any breach of any Warranty and all other rights and remedies are expressly reserved to the Purchaser. The indemnity provided herein shall survive the payment for or delivery of the purchase consideration as contemplated by this agreement.

6.       REPRESENTATIONS AND WARRANTIES
         ------------------------------

6.1 The Seller represents and warrants to the Purchaser as at the date hereof and as of the Completion Date as follows:

         (a) Except for the Share Mortgage for Ashton Technology Group dated 30 January 2002, the Seller is the beneficial owner of the Sale Shares and the Sale Shares are free from all charges, liens, encumbrances, equities and other adverse claims and interests.

         (b) The Seller had obtained the approval of any third party for the execution and delivery by the Seller of this agreement, the performance by him of his obligations hereunder and the consummation by it of the transactions contemplated hereby.

         (c) No Governmental Approval is required for the execution and delivery by the Seller of this agreement, the performance by him of his obligations hereunder and the consummation by it of the transactions contemplated hereby.

6.2 The Purchaser represents and warrants to the Seller as at the date hereof and as of the Completion Date as follows:

         (a) The Purchaser is a company duly organized and validly existing under the laws of British Virgin Islands and is in good standing under such laws.

         (b) The Purchaser has all requisite corporate right, power and authority to execute this Agreement and to consummate the transaction contemplated hereby.



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                                                     SALE AND PURCHASE AGREEMENT


         (c) The execution and delivery of this Agreement do not, and the consummation of the transaction contemplated hereby will not conflict with or result in any violation of any provision of the Purchaser's constitution documents.

7.       FURTHER ASSURANCE
         -----------------

7.1 Each party shall execute and perform such further documents and acts as may reasonably be required to give effect to the respective obligations of the parties under this agreement.

8.       MISCELLANEOUS
         -------------

8.1 Expenses. Each party hereto shall bear its own expenses, costs and fees in connection with the transactions contemplated hereby, including the preparation, execution and delivery of this agreement and compliance herewith.

8.2 Notices. All notices, requests, demands or other communication required or permitted to be given under this agreement shall be in writing and may be sent by post (first class postage prepaid) or delivered by hand or given by facsimile or by courier to the address or fax number from time to time designated. The initial address so designated by each party shall be the address shows on the first page of this Agreement. Any such notice or communication shall be sent to the party to whom it is addressed and must contain sufficient reference and/or particulars to render it readily identifiable with the subject matter of this agreement. All such notices, requests, demands and other communications shall be deemed to have been given (i) if by personal delivery on the day of such delivery, (ii) if by certified or registered airmail, on the seventh day after the mailing thereof, (iii) if by next-day or overnight mail or delivery, on the day delivered, (iv) if by telecopy or telegram, on the next day following the day on which such telecopy or telegram was sent, provided that a copy is also sent by certified or registered airmail.

8.3 Governing Law. This agreement shall be governed in all respects, including as to validity, interpretation and effect, by the laws of Hong Kong without giving effect to the conflict of laws rules thereof and the parties agree to submit to the non-exclusive jurisdiction of the Hong Kong courts in respects of this agreement.

8.4 Binding Effect. This agreement shall be binding upon and inure for the benefit of the parties hereto and their respective successors and assigns, provided that no assignment hereof may be made by any party hereto except with the prior written consent of the other party.

8.5 Amendment, Waivers. No amendment or modification of this agreement, and no waiver of any provision hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any party hereto of a breach of or a default under any of the provisions of this agreement, nor


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                                                     SALE AND PURCHASE AGREEMENT


         the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights, or privileges hereunder.

8.6 Remedies. The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy or breach of any Warranty shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement as to which there is no inaccuracy or breach.

8.7 Entire Agreement. This agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

8.8 Severability. If any provision, including any phrase, sentence, clause, clause or sub-clause, of this Agreement is invalid, inoperative or unenforceable as for or against any party hereto for any reason, such circumstances shall not have the effect of rendering such provision in question invalid, inoperative or unenforceable in any other case or circumstance or as for or against the other parties hereto, or of rendering any other provision herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

8.9 No Implied Rights. Nothing herein express or implied, is intended to or shall be construed to confer upon or give to any person, firm corporation or legal entity, other than the parties hereto and their affiliates, any interests, rights, remedies or other benefits with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

IN WITNESS WHEREOF, the parties hereto have duly executed this agreement as of the date first above written.

SIGNED by                                       )
For and on behalf of                            )
THE ASHTON TECHNOLOGY GROUP, INC.               )
in the presence of:-                            )

/s/James M. Connolly                            /s/William W. Uchimoto

SIGNED by                                       )
For and on behalf of                            )
HK WEAVER GROUP LIMITED                         )
in the presence of:-                            )

/s/James M. Connolly                            /s/Richard Yin




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